Exhibit 99.11(b)

[LETTERHEAD OF BALLARD SPAHR LLP]

September 21, 2009

Morgan Stanley Emerging Markets Debt Fund, Inc.

522 Fifth Avenue

New York, New York  10036

Re:                             Morgan Stanley Emerging Markets Debt Fund, Inc., a Maryland corporation (the “Fund”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Fund in connection with the Fund’s Registration Statement on Form N-14 (Securities Act File No. 333-160673 and Investment Company Act File No. 811-07694), as amended (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), on or about July 17, 2009, relating to the transfer of substantially all the assets of Morgan Stanley Global Opportunity Bond Fund, Inc., a Maryland corporation (“Global Opportunity Bond”), to the Fund in exchange for the issuance of shares (the “Shares”) of common stock of the Fund, par value $0.01 per share (“Common Stock”), and the assumption of substantially all of Global Opportunity Bond’s liabilities by the Fund pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of June 19, 2009 by and between the Fund and Global Opportunity Bond (the “Agreement”).  The number of Shares to be issued pursuant to the Registration Statement is to be determined as provided in Section 2.3 of the Agreement.

In our capacity as Maryland corporate counsel to the Fund and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                   the corporate charter of the Fund, represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on May 6, 1993, Articles of Amendment filed with the Department on June 23, 1999, a Certificate of Correction filed with the Department on July 9, 1999, and Articles of Amendment filed with the Department on May 1, 2001 (collectively, the “Charter”);

(ii)                                the Amended and Restated Bylaws of the Fund, dated as of September 26, 2007 (the “Bylaws”);

(iii)                             resolutions duly adopted by the Board of Directors of the Fund on or as of June 18-19, 2009 (the “Directors’ Resolutions”);

(iv)                            a certificate of Stefanie V. Chang Yu, the Vice President of the Fund, and Mary E. Mullin, the Secretary of the Fund, of even date herewith (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, and that the Charter and the Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, and as to the authorization for issuance of the Shares;

(v)                               the Agreement;

(vi)                            the Registration Statement, and the related form of proxy statement and prospectus included therein, in substantially the form filed or to be filed with the Commission;

(vii)                         a status certificate of the Department, dated as of a recent date, to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland; and

(viii)                      such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)                                each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so;

(b)                               each natural person executing any of the Documents is legally competent to do so;

(c)                                the Officers’ Certificate and all other certificates submitted to us are true and correct when made and as of the date hereof and without regard to any knowledge qualifiers contained therein;

(d)                               any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, certifications, statements and information contained in the Documents are true and complete without regard to any knowledge qualifiers contained therein; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(e)                                each of the parties thereto has duly and validly authorized, executed and delivered the Agreement and each other instrument, document and agreement in connection with the transactions contemplated by the Agreement to which such party is a signatory, and such party’s obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms; and

(f)                                  no action will be taken by the Fund between the date hereof and the date of issuance of the Shares which will result in the total number of shares of Common Stock issued and outstanding, after giving effect to the issuance of such Shares, exceeding the total number of shares of Common Stock that the Fund is authorized to issue under its Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)                                The Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)                                The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Fund and when such Shares are issued and delivered by the Fund as contemplated by the Registration Statement, the Agreement and the Directors’ Resolutions against payment of the consideration therein described, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of the Investment Company Act, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

Dechert LLP may rely upon this opinion, in its capacity as securities counsel to the Fund, in connection with the registration of the Shares and in rendering its opinion to the Fund in connection therewith.

We consent to your filing this opinion as an exhibit to the Registration Statement.  We also consent to the identification of our firm as Maryland counsel to the Fund in the section of the Registration Statement entitled “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ BALLARD SPAHR LLP